EXHIBIT 10.2
LEASE TERMINATION AGREEMENT
This Lease Termination Agreement (this “Agreement”) is made as of August 31, 2023 (the “Effective Date”), by and between IMMUNITYBIO, INC., a Delaware corporation (the “Tenant”), and 23 Alaska, LLC, a California limited liability company (the “Landlord”), with reference to the following facts:
A.Tenant and Landlord are parties to that certain Standard Industrial/Commercial Single-Tenant Lease – Net dated May 1, 2022, (the “Lease”), with respect to certain premises consisting of approximately 47,265 square feet located at 2335 Alaska Avenue, El Segundo, California 90245 (the “Leased Premises”), as more fully described in the Lease; and
B.The term of the Lease is scheduled to expire on April 30, 2027 (excluding any option periods) (the “Expiration Date”); and
C.Landlord is holding a security deposit in the amount of $139,431.75 (the “Security Deposit”); and
D.Tenant and Landlord desire to terminate the Lease prior to the Expiration Date, subject to and in accordance with the terms and conditions of this Agreement.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
1.Termination of Lease. Subject to all the terms and conditions of this Agreement, Landlord and Tenant each agree that the Lease, and all obligations and/or liabilities created by any exhibit attached thereto, shall terminate effective as of the Effective Date (the “Termination Date”). Notwithstanding anything to the contrary in the Lease or otherwise, on or prior to the Termination Date, Tenant shall surrender possession of the Leased Premises, including ensuring that all of Tenant’s personal property and leased equipment are removed from the Leased Premises. Promptly following the Termination Date, Landlord shall return to Tenant the Security Deposit. Except for the provisions of the Lease that expressly survive any early termination or expiration of the Lease, from and after the Termination Date, Tenant and Landlord shall have no further rights or obligations under the Lease.
2.Reconciliation of Lessee Charges. The parties agree that any charges periodically paid by Tenant under the Lease prior to the Termination Date on an estimated basis or for any periods following the Termination Date, including, without limitation, charges for real property taxes or insurance (collectively, the “Lessee Charges”) shall be subject to proration and reconciliation. Tenant shall be entitled to receive any refund for any overpayments of Lessee Charges from the Landlord, and the Landlord shall be entitled to recover any underpayments of Lessee Charges from Tenant.
3.Release and Waiver. So long as Landlord and Tenant have complied with the terms of this Agreement, effective on the Termination Date, each of Landlord and Tenant, and each of their shareholders, officers, directors, agents, employees or affiliates shall release and forever discharge the other party, its members, officers, directors, agents, employees, legal representatives and affiliates from any and all claims, demands, covenants, promises, cause or causes of action, obligations, controversies, debts, attorneys’ fees, costs and expenses, and liabilities of whatever kind or nature in law, equity or otherwise, whether known or unknown, suspected or otherwise, fixed or contingent, whether or not concealed or hidden, which existed or may have existed, or which do exist or hereafter can, shall, or may exist, from the beginning of time and to the date hereof, including, but without in any respect limiting the generality of the foregoing, any and all claims arising from the Lease and/or the Leased Premises. Tenant and Landlord are fully aware of and waive the benefits of the provisions of section 1542 California Civil Code which provides:
“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.”
4.Miscellaneous.
a.Definitions. All capitalized terms in this Agreement not specifically defined herein shall have the same meanings ascribed to them in the Lease.
b.Ratification. Except as specifically amended or modified by this Agreement, the Lease shall remain in full force and effect and is hereby ratified and confirmed.
c.Severability of Provisions. If any provision of this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such provision shall not affect the validity, legality or enforceability of any other provision of this Agreement.
d.Entire Agreement; Amendments and Waivers. This Agreement and the agreements and documents contemplated herein to be executed by any of the parties hereto, constitutes the entire agreement between Tenant and the Landlord pertaining to the subject matter contained herein and supersedes any and all previous agreements between the parties hereto regarding the subject matter hereto. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the party asserted to be bound thereby, and then such amendment or waiver shall be effective only in the specific instance and specific purpose for which given.
e.Authority. The individuals signing this Agreement on behalf of each party represent and warrant that such individual has the authority to execute and deliver this Agreement in the name of and on behalf of such party.
f.No Presumption Against Either Party. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against either party, whether under any rule of construction or otherwise. On the contrary, this Agreement shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto. Neither party shall be regarded as the drafting party.
g.Conflicts. Notwithstanding anything to the contrary in the Lease, in the event of a conflict or inconsistency between the terms of the Lease and the terms and conditions of this Agreement, the terms and conditions set forth in this Agreement shall control and shall be deemed to supersede the printed terms of the Lease. Whether or not specifically amended by this Agreement, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Agreement.
h.Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In order to facilitate the agreements contemplated by this Agreement, signatures transmitted by facsimile or via e-mail in a “PDF” format may be used in place of original signatures. Each party intends to be bound by such party’s facsimile or “PDF” format signature on this Agreement, is aware that the other parties are relying on such party’s facsimile or “PDF” format signature, and hereby waives any defenses to the enforcement of this Agreement based upon the form of signature.

i.Governing Law. This Agreement shall be deemed to have been made in the State of California and the validity, construction, interpretation, and enforcement hereof, and the rights of the parties hereto, shall be determined under, governed by, and construed in accordance with the internal laws of the State of California, without regard to principles of conflicts of law. In any action or proceeding arising herefrom, the parties consent to the jurisdiction of any competent court within the State of California and to service of process by any means authorized by California law.
[signature page follows]

IN WITNESS WHEREOF, Tenant and Landlord have caused this Lease Termination Agreement to be executed by their duly authorized representatives as of the date first above written.

“TENANT”		“LANDLORD”

IMMUNITYBIO, INC.,		23 Alaska, LLC,
a Delaware corporation		a California limited liability company

By:	/s/ David Sachs	By:	/s/ Charles Kenworthy
Name:	David Sachs	Name:	C. Kenworthy
Its:	CFO	Its:	Manager
S-1